Exhibit J


                            LIMITED POWER OF ATTORNEY
                            -------------------------

     KNOW ALL MEN BY THESE PRESENTS, that Joseph G. Lively, both individually, in his capacity as managing member of Kensington Partners, LLC and in such capacity for the benefit of NEL XVIII, LLC, the owner of certain membership interests in Madison Run, LLC, has made, constituted and appointed and by these presents does make, constitute and appoint G. Stewart Hall, to be his true and lawful attorney-in-fact to act in, manage and conduct the affairs described below and for that purpose for me and in my name, place and stead, and for my use and benefit and as my act and deed, to do and execute, in the doing or executing of all or any of the following acts, deeds, and things:
     To deliver or to sign, execute and have acknowledged in my name a Schedule 13D and all other necessary filings (including amendments and exhibits thereto) and any and all instruments whatsoever in connection therewith, with the Securities and Exchange Commission relating to the acquiring, holding or disposing of shares of Digital Fusion, Inc., 4940-A Corporate Drive, Huntsville, Alabama 35805 by Madison Run, LLC, 1331 H Street N.W., 12th Floor, Washington, D.C. 20005.
     GIVING AND GRANTING unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     I hereby declare that any act or thing lawfully done hereunder by said attorney shall be binding on myself, and on my heirs, legal and personal representatives and assigns.
     This Power of Attorney shall be construed, administered and governed in accordance with the laws of the State of Maryland without regard to principles of conflict of laws.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 10th day of November, 2004.


WITNESS:                               NEL XVIII, LLC
                                       By:  Kensington Partners, LLC, manager
                                       By:  Joseph G. Lively, managing member


                                       /s/  JOSEPH G. LIVELY              (SEAL)
-----------------------------------    -----------------------------------


WITNESS:                               KENSINGTON PARTNERS, LLC
                                       By:  Joseph G. Lively, managing member


                                       /s/  JOSEPH G. LIVELY              (SEAL)
-----------------------------------    -----------------------------------


WITNESS:                                    JOSEPH G. LIVELY


                                       /s/  JOSEPH G. LIVELY              (SEAL)
-----------------------------------    -----------------------------------


________________,  ________________ to wit:

     I HEREBY CERTIFY that on this 10th day of November, 2004, before me, a Notary Public in and for the State aforesaid, personally appeared Joseph G. Lively, managing member of Kensington Partners, LLC which is the managing member of NEL XVIII, LLC, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within Power of Attorney, and acknowledge that he executed the same for the purposes therein contained.
     AS WITNESS my hand and notarial seal.

                                       /s/ Kathleen M. Lively
                                       --------------------------------
                                       Notary Public


                                       My Commission Expires:_________


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